EMPLOYMENT AGREEMENT


         This Agreement is to be effective, as of December 1, 1996, by and between OrthoLogic Corp., a Delaware corporation (the "Company"), and Frank P. Magee ("Employee").

RECITALS:
---------

         A. Employee is presently employed by the Company and both parties wish to continue and redefine the nature of the employment relationship.

         B. The parties wish to set forth in this Agreement the terms and conditions of such continuing employment.

AGREEMENT:
----------

         In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. Employment and Duties. Subject to the terms and conditions of this Agreement, the Company employs Employee to serve in a managerial capacity and Employee accepts such employment and agrees to perform such reasonable responsibilities and duties as may be assigned to him from time to time by the Company's Board of Directors. Initially, Employee's title shall be Executive Vice President, with general responsibility for Research and Development. Such title and duties may be changed from time to time by the Board of Directors (the "Board"). Employee will report to the Company's President and CEO.

         2. Term. The term of this Agreement shall be for 25 months beginning on the effective date. Thereafter this Agreement shall renew automatically for additional terms of one- year each unless it is terminated pursuant to Section 7.

         3. Compensation.

                  (a) Salary. From the effective date of this Agreement through December 31, 1996, the Company shall pay Employee a minimum base annual salary, before deducting all applicable withholdings, of $174,000 per year, payable at the times and in the manner dictated by the Company's standard payroll policies. Effective January 1, 1997, and annually thereafter, the minimum base annual salary shall be reviewed by the Compensation Committee of the Board.

                  (b) Bonus. Employee shall be eligible to participate in such bonus and incentive programs as determined from time to time by the Board. Any bonuses shall be based upon the achievement of individual goals and Company performance. Beginning January 1,

1997, the Company shall implement a bonus plan providing a target bonus of 45% of Employee's base salary for achievement of the Board-approved plan.

                  (c) Stock Options. Employee currently may have options to purchase shares of the Company's Common Stock. From time to time, the Company will consider granting to Employee options, or additional options, to purchase shares of the Company's common stock at the fair market value of such stock on the date of grant. Any such grant shall have terms that are substantially consistent with the terms of other grants generally being made to executive officers of the Company at the time of such grant.

         4. Fringe Benefits. In addition to the compensation, bonus and options described in Section 3, and any other employee benefit plans (including without limitation pension, savings and disability plans) generally available to employees, the Company shall include Employee in any group health insurance plan and, if eligible, any group retirement plan instituted by the Company. The manner of implementation of such benefits with respect to such items as procedures and amounts are discretionary with the Company but shall be commensurate with Employee's executive capacity.

         5. Vacation. Employee shall be entitled to vacation with pay in accordance with the Company's vacation policy as in effect from time to time. In addition, Employee shall be entitled to such holidays as the Company may approve from time to time.

         6. Expenses. The Company shall, upon receipt of appropriate documentation, reimburse Employee each month for his reasonable travel, lodging, entertainment, promotion and other ordinary and necessary business expenses consistent with Company policies.

         7. Termination.

                  (a) For Cause. The Company may terminate Employee's employment for cause upon written notice to Employee stating the facts constituting such cause, provided that Employee shall have 30 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for cause hereunder. In the event of termination for cause, the Company shall be obligated to pay Employee only the minimum base salary due him through the date of termination. The written notice shall state the cause for termination. Except for a termination after a Severance Event as provided in Section 8, cause shall include neglect of duties, willful failure to abide by instructions or policies from or set by the Board of Directors, commission of a felony or serious misdemeanor offense or pleading guilty or nolo contendere to same, Employee's breach of this Agreement or Employee's breach of any other material obligation to the Company.

                  (b) Without Cause. The Company may terminate Employee's employment at any time, immediately and without cause, by giving written notice to Employee. If the Company terminates Employee without cause and Section 8 does not apply, it shall continue to pay to Employee his minimum base salary in effect at the time of termination for a period of one year following the date of termination, at the time and in the manner dictated by the Company's standard payroll policies. If the Company terminates Employee's employment and Section 8 applies, Employee shall be entitled to receive the amount described in Section III of Exhibit A.

                  (c) Disability. If during the term of this Agreement, Employee fails to perform his duties hereunder on account of illness or other incapacity for a period of 45 consecutive days, or for 60 days during any six-month period, the Company shall have the right to terminate this Agreement without further obligation hereunder except as otherwise provided in disability plans generally applicable to executive employees.

                  (d) Death. If Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and Employee's legal representatives shall be entitled to receive the base salary due Employee through the last day of the calendar month in which his death shall have occurred and any other death benefits generally applicable to executive employees.

         8. Termination or Resignation After a Change in Control.

                  (a) Application of Section 8. The provisions of this Section 8 shall apply if a Change in Control of the Company occurs, and within the "Transitional Period," as described in Exhibit A to this Agreement, a Severance Event," also as described in Exhibit A occurs. For purposes of this Agreement, your Transitional Period shall be a period of 18 months. Exhibit A, also contains additional terms and conditions governing the rights and duties of Employee after the occurrence of a Severance Event within the Transitional Period.

                  (b)  "Change  in  Control".  For  purposes  of this  Agreement
(except to the extent governed or affected by Section 280G of the Internal Revenue Code of 1986, as amended [the "Code"]), a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Paragraphs 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing one-third or more of the total voting power represented by the Company's then outstanding Common Stock, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Common Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into

Common Stock of the surviving entity) at least two-thirds of the total voting power represented by the Common Stock of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets.

         9. Limitations on Transitional Compensation and Benefits. If the Transitional Compensation and Benefits payable to Employee under Section 8 plus any other severance benefits ("Severance Benefits") or any other payments or benefits received or to be received by Employee from the Company (whether payable pursuant to the terms of this Agreement or pursuant to any other plan, agreement or arrangement with the Company or any corporation ["Affiliate"] affiliated with the Company within the meaning of Section 1504 of the Code, in the opinion of tax counsel selected by the Company and acceptable to Employee, constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and the present value of such "parachute payments" equals or exceeds three times the average of the annual compensation payable to Employee by the Company (or an Affiliate) and includable in Employee's gross income for federal income tax purposes for the five calendar years preceding the year in which a change in ownership or control of the Company occurred ("Base Amount"), if, but only if Employee so elects in writing, such Severance Benefits shall be reduced to an amount the present value of which (when combined with the present value of any other payments or benefits otherwise received or to be received by Employee from the Company [or an Affiliate] that are deemed "parachute payments") is equal to
2.99 times the Base Amount, notwithstanding any other provision to the contrary in this Agreement. However, the Severance Benefits shall not be reduced if in the opinion of such tax counsel, the Severance Benefits (in their full amount or as partially reduced, as the case may be) plus all other payments or benefits which constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code are reasonable compensation for services actually rendered, within the meaning of Section 280G (b)(4) of the code, and such payments are deductible by the Company. The Base Amount shall include every type and form of compensation includable in Employee's gross income in respect of his employment by the Company (or an Affiliate), except to the extent otherwise provided in temporary or final regulations promulgated under Section 280G (b) of the Code. For purposes of this Section 9, a "change in ownership or control" shall have the meaning set forth in Section 280G(b) of the Code and any temporary or final regulations promulgated thereunder. The present value of any non-cash benefit or any deferred cash payment shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G (d)(3) and (4) of the Code.

         Employee shall have the right to request that the Company obtain a ruling from the Internal Revenue Service ("Service") as to whether any or all payments or benefits determined by such tax counsel are, in the view of the Service, "parachute payments" under Section 280G. If a ruling is sought pursuant to executive's request, no Severance Benefits payable under this Agreement shall be made to Employee to the extent they would exceed 2.99 times the Base Amount until after 15 days from the date of such ruling. For purposes of this Section 9, Employee and the Company agree to be bound by the Service's ruling as to whether payments constitute "parachute payments" under Section 280G. If the Service declines, for any reason, to provide the ruling requested, the tax counsel's opinion provided with respect to what payments or benefits constitute "parachute payments" shall control, and the period during which the excessive portion of the Severance Benefits may be deferred shall be extended to a date 15 days from the date of the Service's notice indicating that no ruling would be forthcoming.

         If Section 280G, or any successor statute, is repealed, this Section 9 shall cease to be effective on the effective date of such repeal. The parties to this Agreement recognize that final regulations under Section 280G of the Code may affect the amounts that may be paid under this Agreement and agree that, upon issuance of such final regulations this Agreement may be modified as in good faith deemed necessary in light of the provisions of such regulations to achieve the purposes of this Agreement, and that consent to such modifications shall not be unreasonably withheld.

         10. Nondelegability of Employee's Rights and Company Assignment Rights. The obligations, rights and benefits of Employee hereunder are personal and may not be delegated, assigned or transferred in any manner whatsoever, nor are such obligations, rights or benefits subject to involuntary alienation, assignment or transfer. Upon mutual agreement of the parties, the Company upon reasonable notice to Employee may transfer Employee to an affiliate of the Company, which affiliate shall assume the obligations of the Company under this Agreement. This Agreement shall be assigned automatically to any entity merging with or acquiring the Company.

         11. Amendment. Except for documents regarding the grant of stock options and an Invention, Confidential Information and Non-Competition Agreement, this Agreement contains, and its terms constitute, the entire agreement of the parties and supersedes any prior agreements, including any Employment Agreements, and it may be amended only by a written document signed by both parties to this Agreement.

         12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, exclusive of the conflict of law provisions thereof, and the parties agree that any litigation pertaining to this Agreement shall be in courts located in Maricopa County, Arizona.

         13. Attorneys' Fees. If any party finds it necessary to employ legal counsel or to bring an action at law or other proceeding against the other party to enforce any of the terms hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys' fees as well as court costs all as determined by the court and not a jury.

         14. Notices. All notices, demands, instructions, or requests relating to this Agreement shall be in writing and, except as otherwise provided herein, shall be deemed to have been given for all purposes (i) upon personal delivery,
(ii) one day after being sent, when sent by professional overnight courier service from and to locations within the Continental United States,

(iii) five days after posting when sent by United States registered or certified mail, with return receipt requested and postage paid, or (iv) on the date of transmission when sent by facsimile with a hard-copy confirmation; if directed to the person or entity to which notice is to be given at his or its address set forth in this Agreement or at any other address such person or entity has designated by notice.

               To the Company:           ORTHOLOGIC CORP.
                                         2850 South 36th Street, Suite 16
                                         Phoenix, AZ 85034
                                         Attention:  Chief Executive Officer

               To Employee:              Frank P. Magee
                                         602 Woodriver Drive
                                         Ketchum, ID  83340

         15. Entire Agreement. This Agreement constitutes the final written expression of all of the agreements between the parties (except those relating to Employee's service as a director of the Company), and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

         16. Waiver. The waiver by either party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

         17. Invalidity of Any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

         18. Attachments. All attachments or exhibits to this Agreement are incorporated herein by this reference as though fully set forth herein. In the event of any conflict, contradiction or ambiguity between the terms and conditions in this Agreement and any of its attachments, the terms of this Agreement shall prevail.

         19. Interpretation of Agreement. When a reference is made in this Agreement to an article or section, such reference shall be to an article or section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         20. Headings. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement.

         21. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         22. Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         This Agreement has been executed by the parties as of December 1, 1996.



                                        ORTHOLOGIC CORP.
                                        ("Company")


                                        By: /s/ Allan M. Weinstein
                                           -------------------------------------
                                                 Allan M. Weinstein
                                                 Chief Executive Officer


                                        FRANK P. MAGEE
                                        ("Employee")


                                        By: /s/ Frank P. Magee
                                           -------------------------------------

OrthoLogic Corp.
Employment Agreement
Exhibit A
Transitional Compensation



                                   EXHIBIT "A"

                            TRANSITIONAL COMPENSATION

I.       DEFINITIONS

         Except as otherwise defined in either this Exhibit A or the Agreement to which this Exhibit A is attached, capitalized terms used in this Exhibit A shall have the meanings set forth below.

         A. "Affiliate," means an entity affiliated with the Company.

         B. "Agreement," means the Employment Agreement to which this Exhibit A is attached.

         C. "Change in Control." A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Paragraphs 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing one-third or more of the total voting power represented by the Company's then outstanding Common Stock, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Common Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Common Stock of the surviving entity) at least two-thirds of the total voting power represented by the Common Stock of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all the Company's assets.

OrthoLogic Corp.
Employment Agreement
Exhibit A
Transitional Compensation




         D. "Change in Control Date" means the effective date of a Change in Control.

         E. "Company" or "the Company," shall mean OrthoLogic Corp., a Delaware corporation.

         F. "Severance Event."

                  A Severance Event occurs if the Company or an Affiliate terminates Employee's employment for any reason during Employee's Transitional Period, except for a termination due to a felony conviction or Employee's continued and willful failure to be present and perform Employee's duties or a termination resulting from the expiration, without renewal, of Employee's term of employment at the end of the initial term or any subsequent term.

                  A Severance Event also occurs if Employee resigns or retires at a time which is during Employee's Transitional Period and within 90 days after the Company and its Affiliates have done any of the following:

                  1. fail to maintain Employee's base salary at a level that is equal to the higher of the level in effect immediately prior to the Change in Control, or the level to which it has been increased after the Change of Control; or

                  2. fail to provide for Employee's participation in (a) the Company or an Affiliate's annual bonus plan; stock option or other equity incentive programs; or group medical, dental, life, disability, retirement, profit sharing, thrift, nonqualified and deferred compensation plans, in each case on a basis comparable to that enjoyed by other employees of the Company or any of its Affiliates with duties comparable to those of Employee; or

                  3. fail to provide vacation and perquisites substantially equivalent to those provided by the Company or any of its Affiliates to employees with comparable duties, and at least as favorable as those provided immediately before the Change in Control Date; or

                  4.       change Employee's duties and responsibilities so that
                           they  are  not  at  least   commensurate  with  those
                           immediately prior to the Change in Control Date; or

OrthoLogic Corp.
Employment Agreement
Exhibit A
Transitional Compensation




                  5. change Employee's primary place of employment by more than 25 miles from Employee's current office location or more than 10 additional miles from Employee's primary residence.

         G. "Transitional Compensation and Benefits," shall mean the special compensation and benefits payable upon a Severance Event as provided in Section III of this Exhibit A.

         H. "Transitional Period," means the time period beginning on the Change in Control Date and ending the number of calendar months thereafter stated in
Section 8 of the Agreement.

II.      ELIGIBILITY

         Notwithstanding the occurrence of a Severance Event during Employee's Transitional Period, Employee shall be entitled to the Transitional Compensation and Benefits only from and after the time Employee executes a Release and Severance Agreement substantially in the standard form then used by the Company.

III.     TRANSITIONAL COMPENSATION AND BENEFITS

         A. Transitional Compensation. Employee will receive the greater of (i) one month of Transitional Compensation for every month (full or partial) from the date of Employee's Severance Event through the last day of Employee's Transitional Period; or (ii) the amount described in Section 7(b) of the Agreement. One month of Transitional Compensation is equal to Employee's base monthly salary determined as of Employee's Severance Event. This will be the greater of Employee's annual salary as of the Severance Event, or as of the Change in Control Date, divided by 12. Solely for purposes of determining the amount payable upon the occurrence of a Severance Event, the base salary under
Section 7(b) of the Agreement shall be the greater of Employee's annual salary as of the Severance Event, or as of the Change in Control Date.

         Employee's Transitional Compensation will not be subject to reduction for any earnings Employee may have from other employment following Employee's Severance Event. However, Transitional Compensation is subject to all applicable federal and state deductions and withholding.

OrthoLogic Corp.
Employment Agreement
Exhibit A
Transitional Compensation



         B. When Transitional Compensation and Benefits are Paid

                  1.       Monthly Payments
                           ----------------

                           Transitional Compensation shall be paid in monthly installments beginning on the last day of the month in which the seven-day revocation period following the date Employee executes Employee's Release and Severance Agreement has expired.

                  2.       Lump Sum Death Benefit
                           ----------------------

                           If Employee dies before all of Employee's Transitional Compensation payments have been made, the Company will pay a lump sum death benefit equal to the discounted present value (based on the prime rate reported in The Wall Street Journal) of unpaid Transitional Compensation to Employee's designated beneficiary within 30 days from Employee's date of death.

         C. Other Benefits

                  1.       Salary and Vacation
                           -------------------

                           Any earned but unpaid salary or vacation for which Employee is eligible at the time of Employee's Severance Event will be paid in a lump sum at the time of termination of employment, subject to applicable federal and state withholding.

                  2.       Bonuses
                           -------

                           Employee will also receive a pro rata bonus or other incentive compensation payment for the period in which Employee's Severance Event occurred. Employee's bonus will be based on the payout made to comparable employees and the number of months of employment Employee have completed in the period. Employee's bonus payment will be made when bonus payouts are made under the Company bonus or incentive plan.

OrthoLogic Corp.
Employment Agreement
Exhibit A
Transitional Compensation



                  3.       Continuation of Employee Benefits and Stock Options
                           ---------------------------------------------------

                           Employee's medical, dental, life and disability benefits (and if applicable, benefits for Employee's dependents) will continue through Employee's Transitional Period as if Employee remained actively employed. Solely for purposes of determining the date on which options shall expire and become non-exercisable under applicable option plans, Employee's employment will be considered to extend through the Transitional Period; any incentive stock options shall become nonqualified options to the extent they remain unexercised more than three months after the Severance Event.

                  4.       Out-Placement Assistance
                           ------------------------

                           Upon Employee's Severance Event, the Company will provide Employee with outplacement counseling and assistance. Counseling is available from the date of Employee's Severance Event until Employee is first employed or providing compensated services; provided, however, that the Company is not obligated to pay more than $10,000 for such counseling and assistance.

IV.      WHEN TRANSITIONAL COMPENSATION BENEFITS WILL NOT BE PAID

                  No Transitional Compensation Benefits under the Plan will be paid if Employee:

                  1. is a party to an employment or severance agreement with the Company or an Affiliate, other than the Agreement, that provides payments or other benefits as a result of termination of employment; or

                  2. retires or resigns, other than for reasons that constitute a Severance Event; or

                  3.       takes a leave of absence; or

                  4. is offered and refuses or refuses to transfer to another comparably compensated position with the Company, an Affiliate, or a successor company (other than in a circumstance that constitutes a Severance Event); or

OrthoLogic Corp.
Employment Agreement
Exhibit A
Transitional Compensation



                  5.       refuses to sign a Release and Severance Agreement; or

                  6.       dies prior to a Severance Event.

V.       OTHER IMPORTANT INFORMATION

         A.       How the Coverage Is Provided
                  ----------------------------

                  Any payment made under the Plan will come from the general assets of the Company or an Affiliate. No separate fund will be established.


         B.       Limited Alienation of Benefits
                  ------------------------------

                  Employee's benefits in this Plan cannot be claimed by any person to whom Employee owes a debt and neither Employee nor Employee's beneficiary may transfer rights to these benefits to anyone.
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